UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2020

AMERICANN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54231	27-4336843
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1550 Wewatta St.

Denver, CO 80202
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (303) 862-9000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On February 26, 2020, AmeriCann’s Joint Venture partner commenced cannabis operations at AmeriCann’s Massachusetts Cannabis Center (“MCC”) in Freetown, MA.  The initial phase of the development, Building 1, is a 30,000 square foot state-of-the-art cultivation and processing facility, 100 percent of which is occupied by Bask, Inc., an existing Massachusetts licensed vertically integrated cannabis operator.

AmeriCann has a 15-year Joint-Venture partnership with Bask that provides AmeriCann with a 15 percent Revenue Participation Fee on all Bask revenue. The commencement of cannabis operations by Bask at Building 1 coincides with AmeriCann’s Revenue Participation Fee.

The MCC is a planned one million square foot sustainable greenhouse, processing and product manufacturing project in Freetown, Massachusetts which is being developed by AmeriCann.

The Massachusetts cannabis market has some of the highest prices in the United States, with wholesale prices exceeding $4,000 per pound and retail prices greater than $8,000 per pound. Building 1 is projected to produce 7,500 pounds annually of dry flower cannabis and over 400,000 units of infused products. AmeriCann projects a 1.5-year payback on its investment in Building 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2020

AMERICANN, INC.

By:	/s/ Timothy Keogh

Timothy Keogh, Chief Executive Officer

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